CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

THIS LICENSE Agreement (“Agreement”) is entered into this 17th day of August, 2017 (the “Effective Date”) by and between BIOTIME, INC., a California corporation, having its principal place of business at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 (“BioTime”), and AGEX THERAPEUTICS, INC., a Delaware corporation, having its principal place of business at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 (“AgeX”).

WITNESSETH

WHEREAS, BioTime has developed certain HyStem Patents and has developed products Covered by the Hystem Patents (as defined below);

WHEREAS, AgeX is an Affiliate of BioTime; and

WHEREAS, AgeX wishes to obtain from BioTime a license under certain rights for the commercial development, production, manufacture, use and sale of certain products that are Covered by the HyStem Patents, and BioTime is willing to grant such a license upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1       “Actively Commercializing” has the meaning set forth in Section 5.1.

1.2       “Affiliate” means with respect to BioTime, AgeX or a Third Party, as the case may be, any Person or other entity that directly or indirectly controls, is controlled by or is under common control with such other Person. For the purpose of this definition, “control” means (a) the possession of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of such Person.

1.3       “AgeX Cellular Product” means any HyStem Product that contains a Therapeutic Cell and is Covered by a Valid Claim of the PureStem Patents, Brown Fat/Vascular Patents, or ESI Patents.

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1.4       “AgeX Field” means all uses for the treatment, palliation, diagnosis, or prevention of any human disease, disorder or health condition excluding the BioTime Exclusive Field. For clarity, the AgeX Field shall not include veterinary medicine or animal health.

1.5       “AgeX iTR Product” means any HyStem Product that contains a Cell Product and is and is Covered by a Valid Claim of the iTR Patents.

1.6       “AgeX Product” means an AgeX iTR Product or AgeX Cellular Product.

1.7       “AgeX Method” means a HyStem Method necessary for the use or manufacture of an AgeX iTR Product or AgeX Cellular Product.

1.8       “BioTime Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of (a) orthopedic indications, meaning [***]; (b) ophthalmological indications, meaning [***]; and (c) medical aesthetics meaning [***].

1.9       “BioTime Non-Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of tendon, in each case, humans. For the avoidance of doubt, the BioTime Non-Exclusive Field does not include the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of an orthopedic indication.

1.10       “Brown Fat/Vascular Patents” means those patents listed on Exhibit A.

1.11       “Cell Product” means any cell-based product that is intended for use as a therapeutic agent in humans.

1.12       “Change of Control” means the occurrence of any of the following: (a) (a) any consolidation or merger of AgeX with or into any Third Party, or any other corporate reorganization involving a Third Party, in which those persons or entities that are stockholders of AgeX immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of AgeX (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of AgeX is a Third Party; or (c) the sale, transfer, lease, license or other disposition of all or substantially all of AgeX’s assets or business (or that portion thereof related to AgeX Products) in one or a series of related transactions to a Third Party.

1.13       “Commercialization” in respect of a particular product, any and all activities (whether before or after receipt of marketing approval in respect of the product, medical device or service) directed to the marketing, detailing and promotion of the product or medical device after marketing approval for such product has been obtained, and includes marketing, promoting, detailing, distributing, offering to commercially sell and commercially selling the product, medical device or service, importing, exporting or transporting the product or medical device for commercial sale, and regulatory affairs with respect to the foregoing. When used as a verb, “Commercializing” means engaging in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.14       “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any party and with respect to any objective, the reasonable, diligent, good faith efforts to accomplish such objective as such party would use in its ordinary course of business to accomplish a similar objective under similar circumstances. With respect to any objective relating to the research, development, or exploitation as used herein, “Commercially Reasonable Efforts” means that level, caliber and quality of efforts and resources reasonably and normally used in the Research, Development and Exploitation by biopharmaceutical companies for a product that is of similar market potential and at a similar stage in its Development or product life, taking into account, without limitation, issues of safety, efficacy, product profile, competitiveness in the marketplace, including efforts used by similarly positioned competitors for competing products, regulatory structure involved, optimal timing for market entry, proprietary position, and other relevant scientific, technical, business, marketing, return on investment, financial resources, and other commercial factors. Without limiting the generality of the foregoing, “Commercially Reasonable Efforts, as it applies to the financial matters herein, means adherence to the budgeting and staffing targets and timelines (to the extent adherence to such activities and timelines are controllable by the party responsible for performing such activities).

1.15       “Confidential Information” means all information and know-how and any tangible embodiments thereof provided by or on behalf of one party to the other party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing under this Agreement, which may include data, knowledge, practices, processes, ideas, research plans, formulation or manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing party or to its present or future products, sales, suppliers, customers, employees, investors or business; provided, that, information or know-how of a party will not be deemed Confidential Information of such party for purposes of this Agreement if such information or know-how: (a) was already known to the receiving party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving party, as can be shown by written records; (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to such receiving party; (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving party through no fault of the receiving party; (d) was disclosed to such receiving party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the disclosing party not to disclose such information or know-how to others, as can be shown by written records; or (e) was independently discovered or developed by such receiving party, as can be shown by its written records, without the use or benefit of, or reliance on, Confidential Information belonging to the disclosing party.

1.16       “Control” means, with respect to any Patent(s), possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under such Patent(s) as provided for herein or, in the case of ESI Patents or PureStem Patents, the applicable license agreement with BioTime or a BioTime Affiliate granting AgeX a license or sublicense thereto , without violating the terms of any agreement or other arrangement with any Third Party.

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1.17       “Cover” means (i) for purposes of the HyStem Patents, that a product, when made, used, or sold, or that a method, procedure, process, when practiced, would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim or claims included within the HyStem Patents and (ii) for purposes of any Brown Fat/Vascular Patent, ESI Patent, iTR Patent, or PureStem Patent, that the use, manufacture, sale, offer for sale, development, commercialization or importation of the subject matter in question by an unlicensed entity would infringe a Valid Claim of such Brown Fat/Vascular Patent, ESI Patent, iTR Patent, or PureStem Patent, as applicable.

1.18       “Development” means all activities related to stability testing, process development, formulation, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation pre-submission and submission of INDs, premarket approvals, 510(k)s, NDAs, BLAs, and other regulatory applications, filings or submissions, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by the FDA or a comparable foreign regulatory authority as a condition or in support of obtaining or maintaining a regulatory marketing approval, or an approval for a clinical trial, anywhere in the world. When used as a verb, “Develop” means to engage in Development.

1.19        “Effective Date” has the meaning set forth in the opening paragraph of this Agreement.

1.20       “ESI Patents” means those patents listed on Exhibit B.

1.21       “Exploit” means, to Develop, Manufacture, Commercialize, make, have made, use, offer to sell, sell or import; and “Exploitation” means Developing, Manufacturing, Commercializing, making, having made, using, offering to sell, selling or importing.

1.22       “FDA” means the United States Food and Drug Administration, or any successor agency.

1.23       “HyStem Method” means any method, procedure, process or other subject matter, the manufacture, use or sale of which is Covered by any claim or claims included within the HyStem Patents.

1.24       “HyStem Patents” means and include all of the following intellectual property: the United States patents and/or patent applications listed in Exhibit E; United States patents issued from the applications listed in Exhibit E and from divisionals and continuations (other than continuations-in-part) of these applications and any reissues of such United States patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the applications listed in Exhibit E; and claims of all foreign applications and patents which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Exhibit E.

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1.25       “HyStem Product” means any product, apparatus, kit or component part thereof, or any other subject matter, the manufacture, use or sale of which is Covered by any claim or claims included within the HyStem Patents.

1.26       “Insolvent” means being unable to meet one’s debt obligations to another Entity as such debt obligations become due and not being able to provide reasonable financial assurances of becoming able to meet such obligations.

1.27       “iTR Patents” means those Patents listed on Exhibit C.

1.28       “Manufacture” and “Manufacturing” means, in respect of a particular pharmaceutical, bio-pharmaceutical, diagnostic, or prognostic product, and without limitation, all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping, handling, holding, storage and warehousing of such product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.29       “Net Sales” means gross revenue, monies, cash equivalent and/or transfer for any consideration, including revenue neutral remuneration received by AgeX or its Affiliates, (as defined below), for (a) any AgeX Product sold or leased, and (b) services performed using any AgeX Product or AgeX Method, in all cases, net of the sum of the following items directly attributable to the sale of such AgeX Product or AgeX Method and specifically identified on the invoice, and borne by the seller : (1) cash, trade or quantity discounts actually allowed; (2) sales, use, tariff, customs duties or other excise taxes directly imposed upon particular sales; (3) outbound transportation charges prepaid or allowed; and (4) allowances or credits to third parties for rejections or returns. An AgeX Product and services performed using a AgeX Product or AgeX Method shall be considered sold when billed out or invoiced or, if not invoiced, when delivered or performed. There shall be no deductions from Net Sales for costs of commissions or collections.

1.30       “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions (including patent term extensions) or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, refilings, renewals, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents, including any equivalents of the foregoing in any part of the world.

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1.31       “Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.32       “PureStem Patents” means those patents listed on Exhibit D.

1.33       “Qualified AgeX Product” means an AgeX Product for which AgeX has, following the Effective Date, expended at least [***] in the performance of Research directly concerning such AgeX Product.

1.34       “Research” means performance of scientific experiments to answer questions not answerable or easily answerable through the published scientific literature, pre-clinical and other non-clinical testing, test method development, and toxicology, formulation, and process development work.

1.35       “Research Product” means a HyStem Product that comprises [***] in the formats available as of the Effective Date.

1.36       “Territory” means worldwide, where patent coverage applies.

1.37       “Therapeutic Cell” means a human cell that has been differentiated beyond the pluripotent and progenitor stages and has been developed to have direct therapeutic activity.

1.38       “Third Party” means any Person other than AgeX, BioTime, or their respective Affiliates.

1.39       “Valid Claim” means, in respect of any country: (a) any claim of an issued and unexpired Patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable or disclaimer; and (b) a claim of a pending patent application in such country that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such prosecution has not been ongoing for more than ten (10) years.

ARTICLE 2. LICENSE GRANT AND RELATED OBLIGATIONS

2.1       License Grant. Subject to the terms and conditions set forth herein, BioTime hereby grants to AgeX a non-exclusive, royalty-bearing license in the Territory under the HyStem Patents to (i) perform Research with respect to AgeX Products in the AgeX Field and (ii) use, sell, offer for sale, Develop, and Commercialize any Qualified AgeX Product in the AgeX Field. This grant is subject to the payment by AgeX to BioTime of all consideration required under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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2.2       Qualified Product Limitations. For any given AgeX Product, AgeX agrees that neither AgeX, nor its Affiliates, may engage in any Development or Commercialization of such AgeX Product until such time as such AgeX Product becomes a Qualified AgeX Product.

2.3       Sublicensing. AgeX shall not be entitled to grant any sublicenses hereunder to any Affiliate or grant any Sublicenses hereunder to any Third Party.

2.4       Research Supply. BioTime shall use Commercially Reasonable Efforts to supply AgeX with such reasonable amounts of Research Product as may be reasonably requested in writing by AgeX for the sole purposes of performing Research permitted under this Agreement. AgeX shall pay BioTime for any such Research Product supplied hereunder at a price equal to BioTime’s reasonable, documented, fully-burdened costs to manufacture and supply such AgeX Products to AgeX, with payment therefor to be made to BioTime within [***] calendar days of its delivery thereof to AgeX.1

ARTICLE 3. TERM OF AGREEMENT

This Agreement shall be in full force and effect from the Effective Date until the end of the term of the last-to-expire of the HyStem Patents licensed under this Agreement unless otherwise terminated by operation of law or pursuant to the terms of this Agreement.

ARTICLE 4. FEES & ROYALTIES

4.1       Running Royalty. As consideration for the license under this Agreement, AgeX shall pay to BioTime an earned royalty of [***] of Net Sales. Earned royalties shall accrue in each country for the duration of the HyStem Patents in that country. If any patent or any claim thereof included within the HyStem Patents shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, AgeX’s obligation to pay BioTime royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such decision. AgeX shall not, however, be relieved from paying BioTime any royalties, fees, expenses, or other liabilities that accrued prior to the date of such decision or that are based on any of the HyStem Patents not the subject of such decision.

4.2       Minimum Royalty. Commencing with the [***], if the amount paid or due under Section 4.1 with respect to Net Sales occurring during such [***]period is less than [***], AgeX shall pay BioTime the difference between such amount paid or due under Section 4.1 for Net Sales occurring during such [***] and [***]. Such payment shall be due within [***] of the end of such [***] period.

1 NOTE: Parties to negotiate a customary and reasonable form of supply agreement providing for BioTime’s supply of AgeX Products to AgeX for purposes of Development and Commercialization.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 5. COMMERCIAL DILIGENCE & MILESTONES

5.1       Commercial Diligence. AgeX shall diligently proceed with the Research, Development, Manufacture, sale and use of AgeX Products in order to make them readily available to the general public as soon as possible on commercially reasonable terms. AgeX shall continue active, diligent marketing efforts for one or more AgeX Products throughout the term of this Agreement (“Actively Commercializing”).

ARTICLE 6. CONFIDENTIALITY

6.1       Confidentiality Obligations. The parties agree that, for the Term and for [***] thereafter, each party will keep completely confidential and will not publish, submit for publication or otherwise disclose, and will not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other party.

6.2       Authorized Disclosure. Each party may disclose Confidential Information of the other party to the extent that such disclosure is:

a)       made in response to a valid order of a court of competent jurisdiction; provided, however, that such disclosing party will, to the extent reasonably practicable, (i) first have given written notice to the other party and given such other party a reasonable opportunity to take appropriate action and (ii) cooperate with such other party as necessary to obtain an appropriate protective order or other protective remedy or treatment; provided, further, that in each case, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order, as determined in good faith by counsel to the party that is obligated to disclose Confidential Information pursuant to such order;

b)       the party making the disclosure determines in good faith that the Confidential Information is required to be disclosed by any applicable law, rule, or regulation (including, without limitation, the U.S. federal securities laws and the rules and regulations promulgated thereunder) or the requirements of any stock exchange to which the party is subject;

c)       made by such party, in connection with the performance of this Agreement, to such party’s Affiliates, licensees or sublicensees, directors, officers, employees, consultants, representatives or agents, or to other Third Parties, in each case on a need to know basis and solely to use such information for business purposes relevant to and permitted by this Agreement, and provided that (i) each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations no less than substantially as restrictive as those set forth in this Agreement or in the case of directors and officers has a fiduciary duty to the party and has been advised of the party’s obligations with respect to use and non-disclosure of Confidential Information; and (ii) the party making such disclosure shall be liable for such Third Parties’ compliance with such obligations; or

d)       made by such party to existing or potential acquirers, existing or potential collaborators, licensees, licensors, sublicensees, investment bankers, accountants, attorneys, existing or potential investors, merger candidates, partners, venture capital firms or other financial institutions for use of such information for business purposes relevant to this Agreement or for due diligence in connection with the financing, licensing or acquisition of such party (or such party’s acquisition of, or merger with, a Third Party), and provided that (i) each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations (or in the case of attorneys or accountants, an equivalent professional duty of confidentiality) at least as restrictive as those set forth in this Agreement and (ii) the party making such disclosure shall be liable for such Third Parties’ compliance with such obligations.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 7. QUARTERLY & ANNUAL REPORTS

7.1       Quarterly Royalty Report. Within thirty (30) days after the first calendar quarter in which Net Sales first occur, and within thirty (30) days after each calendar quarter thereafter, AgeX shall provide BioTime with a written report detailing all sales and uses, if any, made of AgeX Products and AgeX Methods during the preceding calendar quarter, and detailing the amount of Net Sales made during such quarter and calculating the royalties due pursuant to Sections 4.1 and 4.2 hereof. Each report shall include at least the following:

a)       number of AgeX Products manufactured, leased and sold by and/or for AgeX, its Affiliates;

b)       accounting for all AgeX Methods used or sold by and/or for AgeX, its Affiliates;

c)       accounting for Net Sales, noting the deductions applicable as provided in Section 1.32;

d)       minimum royalties due under Section 4.2, if applicable;

e)       running royalties due under Section 4.1;

f)       total royalties due;

g)       the amount spent on (i) Research for each AgeX Product and (ii) Development for each AgeX Product; and

h)       the number of full-time equivalent employees working on AgeX Products and/or AgeX Methods.

Each report shall be in substantially similar form as Exhibit F attached hereto. Each such report shall be signed by an officer of AgeX (or the officer’s designee). With each such report submitted, AgeX shall pay to BioTime the royalties and fees due and payable under this Agreement. If no royalties shall be due, AgeX shall so report. AgeX’s failure to submit a royalty report in the form required above will constitute a breach of this Agreement. AgeX will continue to deliver such reports to BioTime after the termination or expiration of this Agreement until such time as all AgeX Product(s) permitted to be sold after termination have been sold or destroyed.

7.2       Progress Report and Commercialization Plan. Commencing on the Effective Date, and on each January 1 and July 1 thereafter, until the first occurrence of Net Sales and annually thereafter each January 1, AgeX shall submit to BioTime a written report covering AgeX’s progress in (a) development and testing of all AgeX Products and AgeX Methods; (b) achieving the due diligence milestones specified herein; and (c) preparing, filing, and obtaining of any approvals necessary for marketing the AgeX Products and AgeX Methods and (d) plans for the upcoming year in commercializing the AgeX Product(s). Each report shall be in substantially similar form and contain at least the information required by Exhibit G attached hereto and incorporated herein.

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7.3       Reporting First Foreign Sales. In addition to the regular reports required by Sections 7.1 and 7.2, AgeX shall provide a written report to BioTime of the date of first occurrence of Net Sales in each country within thirty (30) days of its occurrence.

ARTICLE 8. PAYMENTS, RECORDS AND AUDITS

8.1       Payments. AgeX shall pay all royalties accruing to BioTime in U.S. Dollars, without deduction of exchange, collection, wiring fees, bank fees, or any other charges, within [***] following the calendar quarter in which Net Sales occur. All payments to BioTime will be made in United States dollars by wire transfer or check payable to “BioTime, Inc.” and sent to:

BioTime, Inc.

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

Attention: Accounts Payable Email: AP@biotimeinc.com

8.2       Late Payments. In the event any payments or other fees are not received by BioTime when due hereunder, AgeX shall pay to BioTime interest charges at the rate of [***] on the amount of such payments or fees that were not paid by the date due for the reporting period.

8.3       Foreign Exchange. With respect to Net Sales invoiced in a currency other than U.S. dollars, such Net Sales will be converted into the U.S. dollar equivalent using the average conversion rate existing in the United States (as reported in The Wall Street Journal, New York edition) during the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States on which the parties reasonably agree.

8.4       Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, payments under this Agreement arising from activities in that country for which AgeX, or an Affiliate thereof, does not receive payment in U.S. currency, freely useable outside of such country, shall, notwithstanding anything to the contrary, be paid to BioTime in U.S. Dollars

8.5       Records. AgeX shall keep, and cause its Affiliates, to keep, complete, true and accurate records and books containing all particulars that may be necessary for the purpose of showing the amounts payable to BioTime hereunder. Records and books shall be kept at AgeX’s principle place of business or the principal place of business of the appropriate division of AgeX to which this Agreement relates.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8.6       Audit. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to inspection by BioTime, or its agents, upon reasonable prior notice to AgeX, for the purpose of verifying AgeX’s royalty statement or compliance in other respects with this Agreement. Such access will be available to BioTime upon not less than ten (10) days written notice to AgeX, not more than once each calendar year of the Term for BioTime, during normal business hours, and once a year for BioTime for three years after the expiration or termination of this Agreement. Should such inspection lead to the discovery of a greater than [***], discrepancy in reporting to BioTime’s detriment, AgeX agrees to pay the full cost of such inspection. Whenever AgeX has its books and records audited by an independent certified public accountant, AgeX will, within fifteen (15) days of the conclusion of such audit, provide BioTime with a written statement, certified by said auditor, setting forth the calculation of royalties due to BioTime over the time period audited as determined from the books and records of AgeX.

ARTICLE 9. PATENT PROSECUTION, MAINTENANCE, AND DEFENSE

9.1       Prosecution, Maintenance, and Defense. BioTime will, as between the parties, (i) use Commercially Reasonable Efforts to prosecute and maintain the HyStem Patents and (ii) control all prosecution, filing, and defense of the HyStem Patents, provided that BioTime will use Commercially Reasonable Efforts to provide AgeX copies of documents prepared by or received from patent counsel related to the prosecution and/or maintenance of the HyStem Patents to AgeX for review and comment prior to filing to the extent practicable under the circumstances.

9.2       Patent Expenses. Fees and expenses for preparation, prosecution, maintenance and defense of the HyStem Patents primarily related to the BioTime Exclusive Field will be paid [***]. Fees and expenses for preparation, prosecution, maintenance and defense of the HyStem Licensed Patents primarily related to the AgeX Field will be paid [***]. To the extent a Licensed Patent is related to both the BioTime and AgeX fields, the Parties agree to [***] associated with the prosecution and maintenance of the Licensed Patent. Any recovery from the defense of the HyStem Patents in the AgeX Field will first reimburse each party its reasonable fees and expenses in defending or enforcing a claim or counterclaim. The remainder of the recovery will then be divided reasonably according to an allocation determined by the Parties after a good faith discussion.

9.3       AgeX will be billed the reasonable, documented costs and fees and other charges incurred by BioTime, as provided in Section 9.2 with respect to the preparation, prosecution, maintenance, and defense of the Patents. Payment by AgeX is due within thirty (30) days of receipt of invoice from the selected patent attorney or from BioTime.

9.4       Patent Challenge. In the event AgeX, or its Affiliate(s) challenges the validity, enforceability or scope of any of any HyStem Patent(s) or claims thereof by legal or administrative action or proceeding or otherwise, or causes or enables any Third Party to undertake such a challenge (a “Patent Challenge”):

(a)       BioTime shall be entitled to terminate this Agreement on written notice to AgeX;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(b)       AgeX shall provide [***] prior written notice of such Patent Challenge and provide BioTime all materials, information, opinions, and analyses to be used to support such challenge;

(c)       AgeX shall promptly reimburse all costs and expenses (including attorneys’ fees) incurred by or on behalf of BioTime with respect to any defense against such Patent Challenge; and

(d)       all amounts due or payable under ARTICLE 4 will be doubled with respect to any payments due or triggered during the pendency of any Patent Challenge. If the outcome of such Patent Challenge is a determination against the party or parties making, causing, or enabling such Patent Challenge (the “Challenging Party”), such payments shall remain at such doubled amount for the remainder of the Term. If the outcome of such Patent Challenge is a determination in favor of the Challenging Party, AgeX will have no right to recoup any amounts paid under this Agreement before or during the pendency of such Patent Challenge.

ARTICLE 10. PATENT MARKING

AgeX shall permanently and legibly mark all AgeX Products made, used, sold, or otherwise disposed of by AgeX, any Affiliate thereof, , or their containers, (i) in accordance with patent notice appropriate under Title 35, United States Code or any similar law in any foreign jurisdiction and (ii) with any other notice of patent rights reasonably necessary, in any country where AgeX Products are sold, to (a) enable HyStem Patents (to the extent, in each case, relating to AgeX Products) to be enforced to their full extent or (ii) ensure the availability of all potential legal or equitable remedies with respect to any infringement of any HyStem Patents (to the extent, in each case, relating to AgeX Products) by any Third Party.

ARTICLE 11. TERMINATION BY BIOTIME

11.1       AgeX Violations. If AgeX should: (a) fail to deliver to BioTime any statement or report required hereunder when due; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of this Agreement to be performed by it hereunder; (d) cease Actively Commercializing AgeX Product(s); or (e) file a bankruptcy action, have a bankruptcy action against it, become Insolvent, enter into a composition with creditors, or have a receiver appointed for it, then, in the case of (a), (b), (c), (d), or (e), BioTime may give written notice of such default to AgeX. If AgeX should fail to cure such default within [***] of such notice, the rights, privileges, and license granted hereunder shall automatically terminate.

11.2       Business Failure. If AgeX shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon [***] written notice by BioTime.

11.3       Obligations After Termination. No termination of this Agreement by BioTime shall relieve AgeX of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of BioTime. AgeX shall pay all attorneys’ fees and costs incurred by BioTime in enforcing any obligation of AgeX or accrued right of BioTime. ARTICLE 7, ARTICLE 8, ARTICLE 13, ARTICLE 19, ARTICLE 20, ARTICLE 21, ARTICLE 22, ARTICLE 23, ARTICLE 26, ARTICLE 27 and Sections 11.3, 11.4, 11.5, 14.2, and 14.3 shall survive any termination of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 12. TERMINATION BY AGEX

12.1       Voluntary Termination. AgeX may terminate this Agreement, in whole or as to any specified patent, at any time and from time to time without cause, by giving written notice thereof to BioTime. Such termination shall be [***] after such notice and all AgeX’s rights associated therewith shall cease as of that date

12.2       Obligations After Termination. Any termination pursuant to Section 12.1 shall not relieve AgeX of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to BioTime hereunder prior to the time such termination becomes effective. Such termination shall not affect in any manner any rights of BioTime arising under this Agreement prior to the date of such termination.

ARTICLE 13. DISPOSITION OF LICENSED PRODUCTS ON HAND

Upon expiration or termination of this Agreement by either party, AgeX shall provide BioTime with a written inventory of all AgeX Products in process of manufacture, in use or in stock. AgeX may dispose of any such AgeX Products within the [***] following such expiration or termination, provided, however, that AgeX shall pay royalties and render reports to BioTime thereon in the manner specified herein.

ARTICLE 14. WARRANTY BY BIOTIME

14.1       Right to License. BioTime warrants that it has the lawful right to grant the license set forth in this Agreement.

14.2       EXCEPT AS EXPRESSLY PROVIDED IN SECTION 14.1, THE PARTIES ACKNOWLEDGE AND AGREE THAT BIOTIME HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL BIOTIME BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF AGEX’S, ITS AFFILIATES’ PRACTICE OF ANY TECHNOLOGY COVERED BY ANY HYSTEM PATENTS, EVEN IF BIOTIME IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

14.3       Limitations. Nothing in this Agreement shall be construed as:

a)       a warranty or representation by BioTime as to the validity or scope of any HyStem Patents.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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b)       a warranty or representation by BioTime that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of intellectual property rights of third parties.

c)       an obligation by BioTime to bring or prosecute actions or suits against third parties for patent infringement, except as may expressly be provided in ARTICLE 15 hereof.

d)       conferring by implication, estoppel or otherwise any license or rights under any patents of BioTime other than HyStem Patents.

ARTICLE 15. INFRINGEMENT

15.1       Knowledge of Infringement. If either party learns of a claim of infringement of or by any HyStem Patents with respect to the rights licensed to AgeX under this Agreement, that party shall give written notice of such claim to the other party. BioTime shall, as between the parties, have the sole and exclusive right to prosecute or terminate such infringement or otherwise enforce the HyStem Patents against any such infringer. AgeX may not bring suit for any infringement of the HyStem Patents without AgeX’s prior written consent. No settlement, consent judgment or other voluntary final disposition of any suit with respect to any infringement of any HyStem Patent may be entered into without the consent of BioTime.

15.2       Expense and Proceeds from Legal Action. Any legal action concerning any infringement of the rights to HyStem Patents granted hereunder shall be at the expense of the party by whom suit is filed, hereinafter referred to as the “Litigating Party”. Any damages or costs recovered by the Litigating Party in connection with any such legal action filed by it hereunder, and remaining under the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, and after any royalties or other payments due to BioTime under ARTICLE 4 are paid, shall be divided as follows: [***] of such damages or recoveries concerning the infringement of rights granted to AgeX hereunder to AgeX, with BioTime retaining the remainder.

15.3       Cooperation in Litigation Proceedings. AgeX and BioTime shall reasonably cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party.

ARTICLE 16. INSURANCE

16.1       Insurance Requirements. Beginning at the time any AgeX Product is being distributed, sold, or administered to humans (including, in each case, for the purpose of obtaining any required regulatory approvals) by AgeX, or an Affiliate thereof, AgeX will, at its sole cost and expense, procure and maintain commercial general liability insurance issued by an insurance carrier with an A.M. Best rating of A or better in amounts not less than [***]. AgeX will have the Indemnitees named as additional insureds under such insurance. All rights of subrogation will be waived against BioTime and its insurers. Such commercial general liability insurance will provide (i) product liability coverage; (ii) broad form contractual liability coverage for AgeX’s indemnification under this Agreement; and (iii) coverage for litigation costs. The specified minimum insurance amounts will not constitute a limitation on AgeX’s obligation to indemnify the Indemnitees under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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16.2       Evidence of Insurance and Notice of Changes. AgeX will provide BioTime with written evidence of such insurance upon request of BioTime. AgeX will provide BioTime with written notice of at least [***] prior to the cancellation, non-renewal, or material change in such insurance.

16.3       Continuing Insurance Obligations. AgeX will maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any AgeX Product(s) developed pursuant to this Agreement is being commercially distributed or sold by AgeX, any Affiliate thereof, or any agent of any of the foregoing; and (ii) for five (5) years after such period.

ARTICLE 17. WAIVER

No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

ARTICLE 18. ASSIGNABILITY

Neither this Agreement, nor any rights or obligations hereunder, are assignable or otherwise transferable, in whole or in part (including by operation of law, merger, or other business combination), by AgeX without the prior written consent of BioTime. The failure of AgeX to comply with the terms of this paragraph shall be grounds for termination of the Agreement by BioTime under ARTICLE 11. Any permitted assignee of either Party shall, as a condition to such assignment, assume all obligations of its assignor arising under this Agreement following such assignment. Any purported assignment by a party of this Agreement, or any of such party’s rights or obligations hereunder, in violation of this ARTICLE 18 shall be void. In the event of any assignment of this Agreement by a party requiring the other party’s consent under this ARTICLE 18, the assigning Party shall pay the other Party [***] upon the consummation of such assignment. In the event that written consent is provided by BioTime for the assignment of this Agreement in connection with (a) a Change of Control of AgeX, (b) assignment of this Agreement by AgeX pursuant to this ARTICLE 18, or (c) any sale by AgeX of all or substantially all of a portion of its assets or business constituting a particular AgeX Product line or business unit engaged in the Research, Development or Commercialization of any AgeX Product, AgeX will pay BioTime a non-refundable fee of [***].

ARTICLE 19. INDEMNIFICATION; LIMITATION OF LIABILITY

19.1       Indemnity by AgeX. AgeX shall indemnify, defend and hold harmless BioTime, its Affiliates (other than AgeX and AgeX’s subsidiaries), and their respective officers, directors, employees and agents (each a “BioTime Indemnified Party”), from and against any and all Claims arising from or occurring as a result of the death or injury of any person caused or resulting (or allegedly caused or resulting) from the use of any AgeX Product.:

(a)       any default by AgeX of its obligations under this Agreement;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(b)       any breach by AgeX of any of its representations and warranties set forth in this Agreement; and

(c)       any negligent act or omission of AgeX in connection with the performance of its obligations under this Agreement;

Notwithstanding the foregoing, AgeX shall not be required to indemnify BioTime, its Affiliates, and their respective officers, directors, employees and agents for any Claim to the extent such Claim are attributable to any of the matters as to which BioTime has an obligation to indemnify AgeX or for which the negligence, willful misconduct, or violation of any law by any Person other than AgeX an AgeX Indemnified Party contributed to the death or injury that is the subject of the Claim.

19.2       Indemnity by BioTime. BioTime shall indemnify, defend and hold harmless AgeX, its subsidiaries and their respective officers, directors, employees and agents, from and against any and all costs, claims, damages and expenses (including reasonable attorneys’ fees and other expenses of legal proceedings) (collectively, “Claims”), in connection with any and all suits, actions, investigations, claims or demands of Third Parties arising from or occurring as a result of death or injury of any person caused or resulting from the use of any BioTime Product. Notwithstanding the foregoing, BioTime shall not be required to indemnify AgeX, its Affiliates, and their respective officers, directors, employees and agents for any Claims to the extent such Claims are attributable to any of the matters as to which AgeX has an obligation to indemnify BioTime or for which AgeX’s negligence or willful misconduct contributed to the Claim.

19.2       Indemnification Procedures.

a)       Notice of Claim. In the event of any claim, action or proceeding for which a Person is entitled to indemnity hereunder, the Person seeking indemnity (“Claimant”) shall promptly notify the relevant Party (“Indemnitor”) of such matter in writing, but in no event shall the Indemnitor be liable for any Claim that result from any delay in providing such notice.

b) Control of Defense. As its option, Indemnitor may then assume responsibility for and shall have full control of such matter by giving notice to Claimant within thirty (30) days after the Indemnitor’s receipt of notice from Claimant. The assumption of the defense of a Claim by the Indemnitor shall not be construed as an acknowledgment that Indemnitor is liable to indemnify Claimant in respect of the Third Party claim, nor shall it constitute a waiver by Indemnitor of any defenses it may assert against Claimant’s claim for indemnification. Upon assuming the defense of a Third Party claim, Indemnitor may appoint as lead counsel in the defense of the Claim any legal counsel selected by Indemnitor. In the event Indemnitor assumes the defense of a Third Party claim, Claimant shall immediately deliver to Indemnitor all original notices and documents (including court papers) received by Claimant in connection with the Third Party claim. Should Indemnitor assume the defense of a Third Party claim, except as provided below, Indemnitor shall not be liable to Claimant for any legal expenses subsequently incurred by such Claimant in connection with the analysis, defense or settlement of the Third Party claim. In the event that it is ultimately determined that Indemnitor is not obligated to indemnify, defend or hold harmless Claimant from and against the Third Party claim, Claimant shall reimburse Indemnitor for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party claims incurred by Indemnitor in its defense of the Third Party claim. Without limiting the foregoing, any Claimant shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at Claimant’s own expense unless (a) the employment thereof has been specifically authorized by Indemnitor in writing, (b) Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 14.4.2 (in which case Claimant shall control the defense) or (c) the interests of Claimant and Indemnitor with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles.

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c)       Settlement. With respect to any Claim relating solely to the payment of money damages in connection with a Claim and that shall not result in Claimant’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of Claimant in any manner, and as to which Indemnitor shall have acknowledged in writing the obligation to indemnify Claimant hereunder, Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, on such terms as Indemnitor, in its sole discretion, shall deem appropriate. With respect to all other Claim, where Indemnitor has assumed the defense of the Claim in accordance with Section 9.4(b), Indemnitor shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, provided it obtains the prior written consent of Claimant (which consent shall not be unreasonably withheld or delayed). Indemnitor shall not be liable for any settlement or other disposition of a Claim by Claimant that is reached without the written consent of Indemnitor. Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, no Claimant shall admit any liability with respect to or settle, compromise or discharge, any Claim without the prior written consent of Indemnitor, such consent not to be unreasonably withheld or delayed.

d)       Cooperation. Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, Claimant shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to Indemnitor to, and reasonable retention by Claimant of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and Indemnitor shall reimburse Claimant for all its reasonable out-of-pocket expenses in connection therewith.

e)       Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by Claimant in connection with any claim shall be reimbursed on a calendar quarter basis by Indemnitor, without prejudice to Indemnitor’s right to contest Claimant’s right to indemnification and subject to refund in the event Indemnitor is ultimately held not to be obligated to indemnify Claimant.

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f)       The provisions of ARTICLE 15 rather than this ARTICLE 19 shall apply with respect to Claims arising from or pertaining to the infringement of any patent rights.

19.4       Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL A PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES IN RESPECT OF PERFORMANCE OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ALL AMOUNTS THAT AN INDEMNIFIED PERSON IS REQUIRED TO PAY TO ANY THIRD PARTY AS THE RESULT OF A MATTER FOR WHICH SUCH INDEMNIFIED PERSON IS ENTITLED TO BE INDEMNIFIED UNDER THIS ARTICLE SHALL BE CONSIDERED TO BE DIRECT DAMAGES WHICH ARE INDEMNIFIABLE HEREUNDER.

ARTICLE 20. NOTICES

Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient’s normal business hours; or (b) on the date of attempted delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

In the case of AgeX:

AgeX Therapeutics, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501
Attention: Michael D. West, Ph.D., CEO
Email: mwest@biotimeinc.com

In the case of BioTime:

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501

Attention: Aditya Mohanty, CO-CEO

Email: amohanty@biotimeinc.com

and

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501

Attention: General Counsel

Email: legal@biotimeinc.com

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ARTICLE 21. REGULATORY COMPLIANCE

21.1       Registration of Agreement. When required by local/national law, AgeX shall register this Agreement, pay all costs and legal fees connected therewith, and otherwise insure that the local/national laws affecting this Agreement are fully satisfied.

21.2       Compliance With Law. AgeX shall comply, and shall ensure that its Affiliates comply, with all applicable laws, rules and regulations in the exercise of its rights and performance of its obligations hereunder, including but not limited to all laws, rules, and regulations concerning the export and/or management of technology or information. AgeX understands that the Arms Export Control Act (“AECA”), including its implementing International Traffic In Arms Regulations (“ITAR”) and the Export Administration Act (“EAA”), including its Export Administration Regulations (“EAR”), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. AgeX further understands that the U.S. export laws and regulations include (but are not limited to): (1) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use-specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. AgeX will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the AgeX Product(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information). AgeX certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the AgeX Product(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

ARTICLE 22. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflict of laws principles or rules.

ARTICLE 23. RELATIONSHIP OF PARTIES

In assuming and performing the obligations of this Agreement, AgeX and BioTime are each acting as independent parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other.

ARTICLE 24. USE OF NAMES

24.1       By AgeX. AgeX may not use the name of BioTime in connection with any name, brand or trademark related to AgeX Products or AgeX Methods without prior written consent.

24.2       By BioTime. BioTime may not use AgeX’s name in connection with BioTime’s publicity related to their respective intellectual property and commercialization achievements without prior written consent.

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ARTICLE 25. DISPUTE RESOLUTION

25.1       Good Faith Discussions. In the event that any controversy or claim shall arise between the Parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the Party initiating such controversy or making such claim shall provide to the other Party written notice containing a brief and concise statement of the initiating Party’s claims, together with relevant facts supporting them. During a period of sixty (60) days, or such longer period as may be mutually agreed upon in writing by the Parties, following the date of said notice, the Parties shall make good faith efforts to settle the dispute. Such efforts may include, but shall not be limited to, full presentation of both Parties’ claims and responses, with or without the assistance of counsel, before the chief executive officers (or their designees) of the Parties.

25.2       Arbitration. In the event that the Parties have been unable to reach accord using the procedures set forth in Section 25.1 and only if such is the case, either Party may seek final resolution of the matter through binding arbitration, and only through binding arbitration. The failure of a Party to comply with the provisions of Section 25.2 with respect to any controversy or claim shall constitute an absolute bar to the institution of any proceedings, by arbitration or otherwise, with respect to such controversy or claim. Any such arbitration shall be held in San Francisco, California in the English language before a panel of three (3) arbitrators in accordance with the then existing Rules of Arbitration of the American Arbitration Association (the “AAA”) and judgment upon the award rendered by the arbitrators may be entered or enforced in any court having jurisdiction thereof. In any arbitration proceeding hereunder, each Party shall select one arbitrator and the arbitrators selected by the Parties shall then select a third arbitrator, who shall have at least fifteen (15) years’ experience in pharmaceutical patent licensing. The arbitrators shall permit the Parties to have discovery to the extent permitted by the rules of the AAA. The decision of the arbitrators shall be final and binding on the Parties and shall be accompanied by a written opinion of the arbitrators explaining the arbitrators’ rationale for their decision. The intent of the Parties is that except for the entering of an arbitration order in a court of competent jurisdiction, disputes shall be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.

25.3       Exceptions. Notwithstanding the foregoing provisions of Sections 25.1 and 25.2, either Party may initiate an action before any court having competent jurisdiction in order to obtain interim or conservatory relief, such as an order to preserve the status quo and to avoid incurring irreparable harm pending the resolution of any dispute that is submitted to arbitration, to prevent or enjoin a breach or threatened breach of confidentiality or to enforce provisions of this Agreement relating to ownership rights in intellectual property without complying with the procedures set forth in Sections 25.1 and 25.2.

ARTICLE 26. GENERAL PROVISIONS

26.1       The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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26.2       This Agreement shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, and as of the Effective Date.

26.3       No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties.

26.4       This Agreement embodies the entire understanding of the parties, and supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof; provided, that the rights of AgeX with respect to ESI Patents are subject to that certain License Agreement between AgeX and ES Cell International Pte, and the rights of AgeX with respect to PureStem Patents are subject to that certain License Agreement between AgeX and BioTime.

26.5       The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

26.6       This Agreement may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this Agreement on behalf of a legal Person does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this Agreement on behalf of such Person.

26.7       In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys’ fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.

[Signature page follows]

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IN WITNESS WHEREOF, BioTime and AgeX have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AGEX THERAPEUTICS, INC.		BIOTIME, INC.

By	/s/ Michael D. West	By	/s/ Aditya P. Mohanty
	Michael D. West		Aditya P. Mohanty
Title	Chief Executive Officer	Title	Co-Chief Executive Officer

[Signature page to the BioTime AgeX HyStem License]

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EXHIBIT A

Brown Fat/Vascular Patents

Matter No.	Title	Status	Application No.	Patent No.	Country
[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT B

ESI Patents

Matter No.	Title	Status	Application No.	Patent No.	Country
[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT C

iTR Patents

Matter No.	Title	Status	Application No.	Patent No.	Country
[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT D

PureStem Patents

Matter No.	Title	Status	Application No.	Patent No.	Country	Owner
[***]	[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT E

HyStem Patents

Matter No.	Title	Status	Application No.	Patent No.	Country
[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT F

Quarterly Report

For

_____ (title) _____, U-_____

Date:

Period Covered:

Royalties

A.	Number of units sold:

B.	Price per unit:

C.	Gross sales amount (AxB)

D.	Deductions:
Discounts allowed (case, trade, quantity)
Taxes impose on sales (sales, use, etc.)
Transportation charges (outbound or prepaid)
Allowances (rejections and returns)

Total Deductions

E.	Net Sales (C-D)

F.	Total royalty due (___% of E)

G.	Total royalty payment made

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EXHIBIT G

Due Diligence

For

_____ (title) _____, U-_____

Date:
Period Covered:

Progress Regarding Specific Due Diligence Milestones:

Projected Date of First Sale:

Please provide the commercial name of any FDA-approved products, utilizing this invention, that have first reached the market during the designated reporting period. This information is necessary for federal funding reporting requirements.

Product Name(s):

Yes	No	In the designated reporting period, did your company or any Sublicensee of the above referenced technology have 500 or more employees? This information is required to determine and report large or small entity status in the United States.

Yes	No	In the designated reporting period, did your company or any Sublicensee of the above referenced technology have more than 50 employees? This information is required to determine and report large or small entity status in Canada.

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